Exhibit 4.(a).74

Unofficial translation

The State of Israel
Ministry of Communications

General License for Partner Communications Ltd. for the Provision of
Mobile Radio Telephone (MRT) Services using the Cellular Method

Amendment No. 58

By virtue of the powers of the Minister of Communications under Article 4 (e) of the Communications Law (Telecommunications and Broadcasts), 5742-1982, that have been delegated to us, by all our other powers under any law and after having given Partner Communications Company Ltd. (hereinafter: “Partner”) the opportunity to present their arguments regarding this matter, we hereby amend the General License for the provision of mobile radio telephone (MRT) services using the cellular method granted to Partner on 7 April 1998,  as follows:

Amendment of Article 55.4 (a)

1.	In Article 55.4 (a)- after sub-section (10) shall come:

"(11) With regards to sub-section (a) (1) to (10)- "subscriber"- whoever has signed a subscriber agreement with a Licensee for the receipt of MRT services for no more than twenty five telephone numbers except for Pre-Paid subscribers."

Amendment of Article 55.4 (a1)

2.	In Article 55.4 (a1)-

a)	In sub-section (1) after the parenthesis shall come "and to sign with an original signature next to the marking and at the bottom of the form;";

b)
Instead of sub-section (2) shall come "a new subscriber that did not indicate his choice, whether blocked or open, on the appropriate form (hereinafter-"the choice") and signed next to the service that appears on the form as set forth in section (1) or did not sign next to the service despite the fact that he marked his choice, or did not mark his choice and did not sign next to the service, shall be blocked from receiving that service.

In this section, "new subscriber"- whoever has signed a subscriber agreement with a Licensee after September 13, 2011;";

c)	In sub-section (3) at the end, instead of "thirty (30) minutes" shall come "one working day";
d)
In the specified place in sub-section (5) shall come "the Licensee shall include the form with the two (2) immediate telephone invoices  that will be sent after September 13, 2011, to a subscriber that is not a new subscriber,",

e)
Instead of the first paragraph in sub-section (6) shall come "a subscriber that is not a new subscriber that did not submit his preferences regarding the form to the Licensee by Sept 13, 2011, shall be blocked from receiving the  services detailed in section 3 of the form, within seven (7) working days from the said date; a subscriber that relayed his preferences in the form to the Licensee and did not mark his choice and signed next to the service that appears on the form as set forth in sub-section (1), shall be blocked from receiving that service;

f)	In sub-section (7) instead of "March 13, 2011", shall come "September 13, 2011"";
g)	After sub-section (7) shall come:
(8) For the purpose of sub-section (a1)(1) until (6)-"subscriber"-except for a subscriber in a pre-paid plan. Notwithstanding the mentioned, the Licensee shall block services in accordance with a pre-paid subscriber's request, if the request was received from the telephone number that the request pertains to or the said subscriber presented to the Licensee the handset using the number that the request pertains to, or in any other manner that satisfies the Licensee.

Amendment of Article 55.4

3.	At the end of Article 55.4 the paragraph that begins with the words "the mentioned in sub-section (a) until the words in Article 1 of the License"-shall be deleted.

Amendment of Article 55a

4.	In Article 55.1A (b)-

(a)	In the first paragraph-
1)	After "or service package" shall come "(in this section-change")"
2)	After "Effective date" shall come: "The service tariff or service package";

(b)	After sub-section (b) shall come:
(c) Notwithstanding the mentioned, if a subscriber requests to make changes that do not entail an extension of the subscriber's commitment period or creating said period, the Licensee shall include in the first telephone bill after the request date a notice in which all of the details set forth in sub-section (b) are detailed, except for the name of the Licensee's representative. For this sub-section, "commitment"-as defined in Article 56.1A of the License".

5.	In Article 67.8-instead of: "ten (10)" shall come: "Eight (8)".

Amendment of Article 83A

6.	In Article 83A-

(a)
In sub-section (b), at the end shall come: "Despite the mentioned, if the subscriber submitted an oral disagreement and the Licensee concluded that the subscriber was overcharged by no more than NIS 100, the Licensee may be allowed to not respond in writing to the disagreement if the subscriber explicitly agreed".

(b)	In sub-section (c)(1)-
1)	Instead of "bank account" shall come "payment method (bank account or credit card)";
2)	At the end shall come: "Notwithstanding the aforesaid, the Licensee may refund a business subscriber by crediting the telephone bill, if the business subscriber explicitly agreed.";
(c)	After sub-section (c)(2) shall come:
"(3) Notwithstanding the aforesaid in sub-section (c)(1) and c(2) a refund to a pre paid subscriber shall be made by crediting his available balance.".

Replacement of Appendix E2

7.	Instead of Appendix E2 shall come the attached Appendix E2.

Commencement

8.	Commencement-
a)	Article 55.4(a)-on May 13, 2011
b)	Article 55.4(a1)-on September 13, 2011
c)	Article 55A-on May 13, 2011
d)	Article 60.6(b) and (c), Article 60.7 and 60.8-their commencement date shall be determined at a later time;
e)
Article 67.5A-on April 13, 2011; for a business subscriber that signed a subscriber agreement with the licensee for the receipt of mobile radio and telephone services to more than twenty five telephone numbers the commencement date shall be December 30, 2011.

f)	Article 67.8-on May 13, 2011
g)	Article 83A-on May 13, 2011

(10 March 2011)

(sgd)
Moshe Cachalon
Minister of Communications

Appendix E2-Services Access Form

Access form for services through the cellular handset that are charged in the telephone bill

Name of the Licensee
Methods for sending the form:
Address
E-mail address
Fax number

Date:______________

I, whose details appear below, request access to the services detailed below, for the telephone number noted in this form as follows:

Subscriber Details
Name of the subscriber/company:____________I.D./Company No.___________________
Address:___________________Telephone No._______________

Mark X according to your choice and sign. For your information, not marking shall mean blocking the possibility to receive the service except for outgoing international call services.

Number	Type of Service	Block	Open	Subscriber's Signature
1.	Cellular internet data service including the cellular portal of the Licensee, via the handset	☐	☐
2.	Content service and/or one time information

a. receipt or download of content through the internet, watching it and/or listening to it on a one time basis (for example: download or watching a video clip, listening to a song, download of a ringtone, download of a video clip, download ofa game, and all on a one time basis)
		☐	☐
	b. sending of an sms at a special rate in order to vote as part of a televised show on a one time basis (for example: voting for a reality show on a one time basis)	☐	☐
	c. Making a donation by sending an sms on a one time basis (for example: a donation to an organization on a one time basis)	☐	☐
	d. Receipt of content and/or information on a one time basis (for example: information about transportation routes, professionals, financial information, and all on a one time basis)	☐	☐
3.	Content service and/or continuous information

a. Receipt or download of content through the internet, watching and/or listening to it not on a one time basis (for example: a subscription to download or watch a video clip, a subscription  for a music service, a subscription to download ringtones, a subscription to download video clips and a subscription to download games)
☐

b. Receipt of content and/or information not on a one time basis (for example: a subscription for the receipt of news updates, a subscription for the receipt of sports results, a subscription for the receipt of trivia questions and a subscription for the receipt of diet recipes)
☐
Signing this agreement in the presence of a Licensee representative-I declare that this form was marked and signed by myself
Name of Licensee Representative:_______ Signature of Licensee Representative_____ Signature of Subscriber________________